Exhibit No. 10.1.g

Strategic Energy, L.L.C.
Long-Term Incentive Plan Grants
2005
Amended May 2, 2005
Amended October 31, 2006

Objective
The Strategic Energy LLC (SE) Long Term Incentive Plan (Plan) is designed to reward sustained value creation by providing competitive incentives for the achievement of long-term financial and operational performance goals. By providing market-competitive target awards, the plan supports the attraction and retention of talent critical to achieving SE's strategic business objectives.

Eligible participants include executives as approved by the Compensation Committee (Committee) of the Board of Directors.

2005 Grants
For 2005, there will be two grants under the Plan. One will be a two-year grant for 2005-2006 performance (in lieu of 2004 grant) and the second will be a three-year grant for 2005-2007 performance.

Target Awards
Award levels will be approved by the Committee and set forth as a percentage of the executive's base salary at target. The percentage will vary based on organizational responsibilities and market-compilation based on industry data. Awards will be paid 25% in time vested restricted stock with the remaining 75% based on performance and payable in cash. The annual target award percentages of base salary are set forth on Appendix I attached hereto.

Performance Goals
The award payout under the Plan will be determined by the proposed goals in Appendix II attached hereto. Performance at target will produce 100% of award and the level of such award can be increased or decreased based on performance. The maximum award is 300% of target value.

Goals are fixed for the duration of the period and will only be changed upon the approval of the Committee.

APPENDIX I

Strategic Energy, L.L.C.
Long-Term Incentive Plan Grants
2005

Target Award Levels
(expressed as a percent of base salary)

Executive	Annual Target Award Opportunity	Amount of Restricted Shares*	Amount of Cash at Target*
Malik	150%	$150,000	$450,000
Purdy	100%	__________	__________
Lauer	100%	__________	__________
Washburn	100%	__________	__________
Sebben	80%	__________	__________
Fox	100%	__________	__________
Shaw	80%	__________	__________

*Dividends will accrue quarterly on the Restricted Shares and restricted in the same manner as the shares.

The number of shares to be determined at time of grant based on market. Amount of cash (remainder of award) to be determined based on 2005 salaries.

NOTE: Information regarding non-executive officers of Great Plains Energy has been removed.

APPENDIX II

Strategic Energy, L.L.C.
Long-Term Incentive Plan Grants
2005

Goals

The performance goals for plan years 2005 and 2006 are:

Percentage Allocation	Goals	Indicative Measures
31.3%	Cumulative Pre-tax Net Income	80% chance of Achieving: 50% chance of Achieving: 20% chance of Achieving: 10% chance of Achieving:	$___ million (50% payout) $___ million (100% payout) $___ million (200% payout) $___ million (300% payout)

22.9%	Cumulative Increase in Customer Accounts Under Contract from 2004 Baseline Customer Accounts	80% chance of Achieving: 50% chance of Achieving: 20% chance of Achieving: 10% chance of Achieving:	___% (50% payout) ___% (100% payout) ___% (200% payout) ___% (300% payout)

22.9%	Cumulative Reduction in General and Administrative Expenses from 2004 Baseline of $___/MWh**	80% chance of Achieving: 50% chance of Achieving: 20% chance of Achieving: 10% chance of Achieving:	___% (50% payout) ___% (100% payout) ___% (200% payout) ___% (300% payout)

22.9%	Reduce Supply Cost to Retail from the 2004 Results After Adjusting for Market Changes (based on $__/MWH marker)	80% chance of Achieving: 50% chance of Achieving: 20% chance of Achieving: 10% chance of Achieving:	___% (50% payout) ___% (100% payout) ___% (200% payout) ___% (300% payout)

Note: Specific information regarding goals and indicative measures is confidential and has been removed.

The performance goals for plan years 2005, 2006 & 2007 are:

Percentage Allocation	Goals	Indicative Measures
31.3%	Cumulative Pre-tax Net Income	80% chance of Achieving: 50% chance of Achieving: 20% chance of Achieving: 10% chance of Achieving:	$___ million (50% payout) $___ million (100% payout) $___ million (200% payout) $___ million (300% payout)

22.9%	Cumulative Increase in Customer Accounts Under Contract from 2004 Baseline Customer Accounts	80% chance of Achieving: 50% chance of Achieving: 20% chance of Achieving: 10% chance of Achieving:	___% (50% payout) ___% (100% payout) ___% (200% payout) ___% (300% payout)

22.9%	Cumulative Reduction in General and Administrative Expenses from 2004 Baseline of $___/MWh**	80% chance of Achieving: 50% chance of Achieving: 20% chance of Achieving: 10% chance of Achieving:	___% (50% payout) ___% (100% payout) ___% (200% payout) ___% (300% payout)

22.9%	Reduce Supply Cost to Retail from the 2004 Results After Adjusting for Market Changes (based on $__/MWH marker)	80% chance of Achieving: 50% chance of Achieving: 20% chance of Achieving: 10% chance of Achieving:	___% (50% payout) ___% (100% payout) ___% (200% payout) ___% (300% payout)

** Excluding variable incentive costs

Weighing of Goals

For the CEO, 80% of performance will be based on SE goals and 20% of performance will be based on Great Plains Energy goals.

For the other executives, 100% of performance will be based on SE goals.

Note: Specific information regarding goals and indicative measures is confidential and has been removed.
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